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                                                                    Exhibit 23.2
                                                                    ------------


                        Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statement on Form S-3 of Electric Fuel Corporation of our report dated January 18, 2001 with respect to the consolidated financial statements of Electric Fuel Corporation for the two-year period ended December 31, 2000 included in the Annual Report (Form 10-K) for the year ended December 31, 2000.


                                    /s/    Kost Forer and Gabbay
                            -----------------------------------------------
                                             Kost Forer & Gabbay
                                 A Member of Ernst & Young International


Tel-Aviv, Israel
June 14, 2001